DealerTrack Holdings, Inc. Announces Exercise of Option for an Additional $25 Million of Its 1.50% Senior Convertible Notes Due 2017

LAKE SUCCESS, N.Y., March 2, 2012 /PRNewswire/ -- DealerTrack Holdings, Inc. (“DealerTrack”) (Nasdaq: TRAK) announced that the initial purchasers of $175 million principal amount of DealerTrack’s 1.50% Senior Convertible Notes due 2017 (the "Notes") have elected to exercise, in full, their option to purchase an additional $25 million principal amount of the Notes. The Notes are being sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act’). The offering, including the exercise in full of the option to purchase additional Notes, is expected to close on March 5, 2012 and is subject to customary closing conditions.

DealerTrack estimates that the net proceeds from this offering will be approximately $193.3 million, after deducting the initial purchasers' fees and estimated offering expenses to be paid by DealerTrack. As previously disclosed, DealerTrack will use a portion of the net proceeds of the offering to fund the cost of the convertible note hedge transactions that DealerTrack entered into in connection with the offering of the Notes (after such cost is partially offset by the proceeds from the sale of the warrant transactions). As the initial purchasers have exercised their option to purchase additional Notes in full, the number of shares of common stock underlying the convertible note hedges and warrant transactions will automatically increase on a pro rata basis, and DealerTrack will use a portion of the net proceeds from the sale of the additional Notes to pay the net cost of such increase. Holders of the Notes will not have any rights with respect to any of the convertible note hedges or warrant transactions entered into by DealerTrack.

DealerTrack intends to use the remaining proceeds from the offering for working capital and general corporate purposes, which may include, among other things, repayment of existing indebtedness, acquisitions and investments.

The Notes will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of, the Notes or the shares of DealerTrack common stock issuable upon conversion of the Notes, if any, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding the proposed terms of the Notes, the size of the Notes offering, the potential effects of the convertible note hedges and warrant transactions, and the expected use of the proceeds of the sale of the Notes, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Forward looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "will" or "intend" and similar expressions. The forward-looking statements contained herein reflect DealerTrack’s current views with respect to future events and are based on DealerTrack’s currently available data and on current business plans. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include, but are not limited to: economic factors such as changes in interest rates, political instability, or currency exchange rate fluctuations; regulatory factors such as unfavorable changes in governmental regulations; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (the “SEC”), including, without limitation, DealerTrack’s Annual Report on Form 10-K for the year ending December 31, 2011. These filings can be found on DealerTrack's website at www.dealertrack.com and the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.